Filed Pursuant to Rule 424(b)(3)
Registration No. 333-256476
PROSPECTUS

AzurRx BioPharma, Inc.

3,464,664 Shares of Common Stock

This prospectus relates to the resale of up to 3,464,664 shares of AzurRx BioPharma, Inc. (the “Company,” “we,” “our,” or “us”) common stock, par value $0.0001 per share, by the selling stockholders listed in this prospectus or their permitted transferees. The shares of common stock registered for resale pursuant to this prospectus includes: (i) 75,663 shares of common stock issuable upon exercise of warrants (the “Selling Agent Warrants”) issued to Alexander Capital L.P. (together with its designees identified as selling stockholders herein, as the context may require, “Alexander”), or its designees, in connection with the Selling Agent Agreement, dated April 1, 2019, and the Selling Agent Agreement, dated May 9, 2019, by and between us and Alexander (collectively, the “Selling Agent Agreements”), (ii) 3,329,138 shares of common stock converted from shares of Series C 9.00% Convertible Junior Preferred Stock, par value $0.0001 per share (the “Series C Preferred Stock”) issued to First Wave Bio, Inc. (“First Wave”) pursuant to the securities purchase agreement, dated January 8, 2021, by and between us and First Wave (the “First Wave Purchase Agreement”) and (iii) 59,863 shares of common stock issued to Armistice Capital Master Fund Ltd. (“Armistice”) as accrued dividends in connection with the issuance of the Series C Preferred Stock to Armistice pursuant to a private placement and concurrent registered direct offering which was completed on January 6, 2021.

We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of shares by the selling stockholders. However, we may receive proceeds of up to approximately $203,000 from the cash exercise of the Selling Agent Warrants by the selling stockholders, once the registration statement, of which this prospectus is part, is declared effective. The Selling Agent Warrants may also be exercised and resold hereunder on a cashless basis, at the option of their holders, and we will not receive any proceeds upon such cashless exercise.

The selling stockholders may sell the shares of common stock described in this prospectus in a number of different ways and at varying prices. See “Plan of Distribution” on page 11 of this prospectus for more information on how the selling stockholders may sell the shares of common stock being registered pursuant to this prospectus. The selling stockholders may be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

We will pay the expenses incurred in registering the shares, including legal and accounting fees. See “Plan of Distribution” on page 11 of this prospectus.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act, and we have elected to comply with certain reduced public company reporting requirements.

Our common stock is listed on the Nasdaq Capital Market under the symbol “AZRX.” On June 1, 2021, the last reported sale price of our common stock on the Nasdaq Capital Market was $0.86 per share.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 3 of this prospectus and the documents incorporated by reference into this prospectus for a discussion of the risks that you should consider in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 2, 2021.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus carefully, including the “Risk Factors” section in this prospectus and under similar captions in the documents incorporated by reference into this prospectus. In this prospectus, unless otherwise stated or the context otherwise requires, references to “AzurRx”, “Company”, “we”, “us”, “our” or similar references mean AzurRx BioPharma, Inc. and its subsidiaries on a consolidated basis. References to “AzurRx BioPharma” refer to AzurRx BioPharma, Inc. on an unconsolidated basis. References to “AzurRx SAS” refer to AzurRx SAS, AzurRx BioPharma’s wholly-owned subsidiary through which we conduct our European operations.

Overview

We are engaged in the research and development of targeted, non-systemic therapies for the treatment of patients with gastrointestinal (“GI”) diseases. Non-systemic therapies are non-absorbable drugs that act locally, i.e. in the intestinal lumen, skin or mucosa, without reaching an individual’s systemic circulation. We are focused on developing our pipeline of gut-restricted GI clinical drug candidates, including MS1819 and niclosamide.

Our lead drug candidate is MS1819, a recombinant lipase for the treatment of exocrine pancreatic insufficiency (“EPI”) in patients with cystic fibrosis (“CF”) and chronic pancreatitis (“CP”), currently in two Phase 2 CF clinical trials. In March 2021, we announced topline results from our Phase 2b OPTION 2 monotherapy trial, and in May 2021, we announced positive interim results from the first 18 patients in our Phase 2 Combination trial in Europe.

In 2021, we intend to launch two new clinical programs using proprietary formulations of niclosamide, a small molecule with anti-helminthic, anti-viral and anti-inflammatory properties; FW-1022, for Severe Acute Respiratory Syndrome Coronavirus 2 (“COVID-19”) gastrointestinal infections, and FW-420, for Grade 1 and Grade 2 Immune Checkpoint Inhibitor-Associated Colitis (“ICI-AC”) and diarrhea in advanced stage oncology patients. We initiated our Phase 2 RESERVOIR clinical trial using a proprietary oral immediate-release tablet formulation of micronized niclosamide (FW-1022) for the treatment of COVID-19 related GI infections in April 2021, and we are preparing to initiate our Phase 1b/2a PASSPORT ICI-AC trial using both an oral immediate-release tablet and a topical rectal enema foam formulations of niclosamide (FW-420) in the first half of 2021.

Corporate Information

We were incorporated on January 30, 2014 in the State of Delaware.  In June 2014, we acquired 100% of the issued and outstanding capital stock of AzurRx SAS. Our principal executive offices are located at 1615 South Congress Avenue, Suite 103, Delray Beach, Florida 33445. Our telephone number is (646) 699-7855. We maintain a website at www.azurrx.com. The information contained on our website is not, and should not be interpreted to be, a part of this prospectus.

THE OFFERING

Shares of common stock offered by the selling stockholders
3,464,664 shares of common stock consisting of:

●
up to 75,663 shares of common stock issuable upon exercise, for cash, of the Selling Agent Warrants held by certain selling stockholders.

●
3,329,138 shares of common stock issued to First Wave upon conversion of the shares of Series C Preferred Stock, plus accrued dividends thereon, issued pursuant to the First Wave Purchase Agreement.

●
59,863 shares of common stock issued to Armistice upon conversion of the accrued dividends on the shares of Series C Preferred Stock issued pursuant to the private placement and registered direct offering which was completed on January 6, 2021.

Shares of common stock outstanding before this offering	78,575,131 shares of common stock

Shares of common stock to be outstanding after giving effect to the issuance of 3,464,664 shares registered hereunder	82,039,795 shares of common stock

Use of proceeds
We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of shares by the selling stockholder. However, we may receive proceeds of up to approximately $203,000 from the cash exercise of the Selling Agent Warrants by certain selling stockholders, once the registration statement, of which this prospectus is part, is declared effective. The Selling Agent Warrants may be exercised and resold hereunder on a cashless basis, at the option of their holders, and we will not receive any proceeds upon such cashless exercise.

We anticipate that the proceeds we receive from the cash exercise of the Selling Agent Warrants, if any, will be used for general corporate purposes, which may include funding research, development and product manufacturing, clinical trials, acquisitions or investments in businesses, products or technologies that are complementary to our own, increasing our working capital, reducing indebtedness, and capital expenditures. Please see “Use of Proceeds” on page 10.

Terms of this offering
The selling stockholders, including their transferees, donees, pledgees, assignees and successors-in-interest, may sell, transfer or otherwise dispose of any or all of the shares of common stock offered by this prospectus from time to time on The Nasdaq Capital Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. The shares of common stock may be sold at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market price or at negotiated prices.

Risk factors
Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 3 of this prospectus and under similar headings in the other documents that are filed after the date hereof and incorporated by reference in this prospectus for a discussion of factors to consider before deciding to purchase shares of our common stock.

Nasdaq Capital Market symbol	AZRX

RISK FACTORS

Before purchasing any of the securities you should carefully consider the risk factors incorporated by reference in this prospectus from our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and any subsequent updates described in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as the risks, uncertainties and additional information set forth in our SEC reports on Forms 10-K, 10-Q and 8-K and in the other documents incorporated by reference in this prospectus. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” and “Incorporation of Certain Information By Reference.” Additional risks not presently known or that we presently consider to be immaterial could subsequently materially and adversely affect our financial condition, results of operations, business and prospects.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any documents we incorporate by reference, contain certain forward-looking statements that involve substantial risks and uncertainties. All statements contained in this prospectus and any documents we incorporate by reference, other than statements of historical facts, are forward-looking statements including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

The words “anticipate”, “believe”, “estimate”, “expect”, “intend”, “may”, “plan”, “predict”, “project”, “target”, “potential”, “will”, “would”, “could”, “should”, “continue” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about:

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statements regarding the impact of the COVID-19 pandemic and its effects on our operations, access to capital, research and development and clinical trials and potential disruption in the operations and business of third-party vendors, contract research organizations (“CROs”), contract development and manufacturing organizations (“CDMOs”), other service providers, and collaborators with whom we conduct business;

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availability of capital to satisfy our working capital requirements;

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our current and future capital requirements and our ability to raise additional funds to satisfy our capital needs;

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the accuracy of our estimates regarding expense, future revenue and capital requirements;

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ability to continue operating as a going concern;

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our plans to develop and commercialize our drug candidates, including MS1819 and niclosamide;

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our ability to initiate and complete our clinical trials and to advance our principal drug candidates into additional clinical trials, including pivotal clinical trials, and successfully complete such clinical trials;

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regulatory developments in the U.S. and foreign countries;

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the performance of our third-party vendor(s), CROs, CDMOs and other third-party non-clinical and clinical development collaborators and regulatory service providers;

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our ability to obtain and maintain intellectual property protection for our core assets;

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the size of the potential markets for our product candidates and our ability to serve those markets;

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the rate and degree of market acceptance of our product candidates for any indication once approved;

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the success of competing products and product candidates in development by others that are or become available for the indications that we are pursuing;

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the loss of key scientific, clinical and nonclinical development, and/or management personnel, internally or from one of our third-party collaborators;

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other risks and uncertainties, including those listed in the “Risk Factors” section of this prospectus and the documents incorporated by reference herein.

These forward-looking statements are only predictions and we may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, so you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results. We have included important factors in the cautionary statements included in this prospectus, as well as certain information incorporated by reference into this prospectus, that could cause actual future results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

Discussions containing these forward-looking statements may be found, among other places, in the sections titled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and our most recent Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, as well as any amendments thereto, filed with the SEC. Additional factors are discussed under the caption “Risk Factors” in this prospectus and any free writing prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

You should read this prospectus with the understanding that our actual future results may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise, except as required by applicable law.

DESCRIPTION OF THE TRANSACTIONS

April 2019 Selling Agent Agreement

On April 1, 2019, we entered into a Selling Agent Agreement (the “April 2019 Selling Agent Agreement”) with Alexander, pursuant to which Alexander agreed to act as selling agent in connection with a public offering of shares of our common stock (the “April 2019 Offering”). Pursuant to the April 2019 Selling Agent Agreement, we agreed to pay Alexander a cash fee equal to 7.0% of the aggregate gross proceeds of the April 2019 Offering and to issue Alexander warrants to purchase a number of shares our common stock equal to 3.0% of the aggregate number of shares of our common stock sold in the April 2019 Offering. We also agreed to reimburse Alexander for its expenses in connection with the April 2019 Offering on a non-accountable basis in an amount equal to 1.0% of the gross proceeds of the April 2019 Offering and up to $50,000 for other accountable expenses.

On April 2, 2019, we offered and sold a total of 1,294,930 shares of our common stock in connection with the April 2019 Offering at a public offering price of $2.13 per share. As a result, we received net proceeds of approximately $2.5 million, after deducting the selling agent fee payable to Alexander and other April 2019 Offering expenses payable by us. In connection with the closing of the April 2019 Offering and pursuant to the April 2019 Selling Agent Agreement, the Company issued warrants to Alexander to purchase up to 38,848 shares of our common stock (the “April 2019 Selling Agent Warrants”). The April 2019 Selling Agent Warrants will become exercisable one year from the date of issuance, expire on April 2, 2024 and have an exercise price of $2.55 per share.

May 2019 Selling Agent Agreement

On May 9, 2019, we entered into a Selling Agent Agreement (the “May 2019 Selling Agent Agreement”) with Alexander, pursuant to which Alexander agreed to act as selling agent in connection with a public offering of shares of our common stock (the “May 2019 Offering” and with the April 2019 Offering, the “Offerings”). Pursuant to the May 2019 Selling Agent Agreement, we agreed to pay Alexander a cash fee equal to 7.0% of the aggregate gross proceeds of the May 2019 Offering and to issue Alexander warrants to purchase a number of shares of our common stock equal to 3.0% of the aggregate number of shares of our common stock sold in the May 2019 Offering. We also agreed to reimburse Alexander for its expenses in connection with the May 2019 Offering on a non-accountable basis in an amount equal to 1.0% of the gross proceeds of the May 2019 Offering and up to $50,000 for other accountable expenses.

On May 13, 2019, we offered and sold a total of 1,227,167 shares of our common stock in connection with the May 2019 Offering at a public offering price of $2.35 per share. As a result, we received net proceeds of approximately $2.55 million, after deducting the selling agent fee payable to Alexander and other May 2019 Offering expenses payable by us. In connection with the closing of the May 2019 Offering and pursuant to the May 2019 Selling Agent Agreement, the Company issued warrants to Alexander to purchase up to 36,815 shares of our common stock (the “May 2019 Selling Agent Warrants” and with the April 2019 Selling Agent Warrants, the “Selling Agent Warrants”). The May 2019 Selling Agent Warrants will become exercisable one year from the date of issuance, expire on May 9, 2024 and have an exercise price of $2.82 per share.

The Offerings were conducted pursuant to our effective shelf registration statement on Form S-3 (File No. 333-226065), filed with the Securities and Exchange Commission (the “SEC”) on July 3, 2018, and declared effective on July 12, 2018. A prospectus supplement and the accompanying base prospectus relating to the Offerings were filed with the SEC on April 2, 2019 and May 9, 2019, respectively. The Selling Agent Warrants were offered and sold without registration under the Securities Act of 1933, as amended, pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder.

First Wave Purchase Agreement

On January 8, 2021, pursuant to the license agreement, dated December 31, 2020, by and between us and First Wave, we entered into the First Wave Purchase Agreement pursuant to which we issued First Wave 3,290.1960 shares of Series C Preferred Stock, initially convertible into an aggregate of 3,290,196 shares of our common stock, at an initial stated value of $750.00 per share and a conversion price of $0.75 per share. On February 24, 2021, our stockholders approved certain proposals related to the issuance of the Series C Preferred Stock, and all outstanding shares of Series C Preferred Stock issued to First Wave were converted into an aggregate of 3,329,138 shares of common stock, including the 3,290.1960 shares of Series C Preferred Stock plus accrued dividends thereon through the conversion date.

Registered Direct Offering and Private Placement

On December 31, 2020, we entered into a securities purchase agreement (the “Series C Purchase Agreement”) with Armistice pursuant to which we agreed to sell in a registered direct offering (the “Registered Direct Offering”) 5,333.333 shares of Series C Preferred Stock, at a price of $750 per share, initially convertible into an aggregate of 5,333,334 shares of our common stock, at an initial stated value of $750 per share and a conversion price of $0.75 per share. The Registered Direct Offering closed on January 6, 2021 and Armistice converted all of its Series C Preferred Stock issued in the Registered Direct Offering, effective immediately upon closing. Concurrently with the Registered Direct Offering, in a private placement (the “Private Placement”) pursuant to the Series C Purchase Agreement, we also sold Armistice an additional 5,333.333 shares of Series C Preferred Stock at the same price as the Series C Preferred Stock offered in the Registered Direct Offering, which shares are convertible into an aggregate of 5,333,334 shares of our common stock, together with warrants to purchase up to an aggregate of 10,666,668 shares of our common stock, with an exercise price of $0.80 per share and an expiration term of five and a half years from the date of issuance. The Private Placement closed on January 6, 2021.

On February 24, 2021, our stockholders approved certain proposals related to the issuance of the Series C Preferred Stock and all outstanding shares of Series C Preferred Stock issued to Armistice were converted into 5,393,197 shares of our common stock, including the 5,333.333 shares of Series C Preferred Stock plus accrued dividends thereon through the conversion date. 5,333,334 shares of our common stock issued to Armistice upon conversion of the Series C Preferred Stock was registered for resale on the Registration Statement on Form S-1 (File No. 333-252087) filed with the SEC on January 13, 2021 and was declared effective on January 21, 2021. We are registering the 59,863 shares of common stock issued to Armistice in respect of accrued dividends on the Series C Preferred Stock through the conversion date on this registration statement.

SELLING STOCKHOLDERS

This prospectus relates to the sale from time to time by the selling stockholders of up to 75,663 shares of our common stock issuable upon exercise of the Selling Agent Warrants issued in connection with the Offerings, 3,329,138 shares of our common stock issued to First Wave upon conversion of the shares of Series C Preferred Stock, plus accrued dividends thereon, issued pursuant to the First Wave Purchase Agreement and 59,863 shares of our common stock issued to Armistice as accrued dividends on the Series C Preferred Stock issued pursuant to the Private Placement. When we refer to the “selling stockholders” in this prospectus, we mean the persons and entities listed in the table below, and their respective pledgees, donees, permitted transferees, assignees, successors and others who later come to hold any of the selling stockholders’ interests in shares of our common stock other than through a public sale.

The selling stockholders may sell some, all or none of their shares. We do not know how long the selling stockholders will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholder regarding the sale of any of the shares.

The following table presents information regarding the selling stockholders and the shares that they may offer and sell from time to time under this prospectus. The number of shares common stock beneficially owned by the selling stockholders is determined under rules promulgated by the SEC. Except as described above, there are currently no agreements, arrangements or understandings with respect to the resale of any of the securities covered by this prospectus.

			Maximum Number of Shares Being Offered Pursuant to this Prospectus		Shares Beneficially Owned After Offering (1)(2)
	Shares Beneficially Owned Prior to Offering		Shares of Common Stock Underlying Selling Agent	Shares of Common
Name of Selling Stockholder	(1)(2)(3)		Warrants	Stock	Number (3)	Percent (4)
Armistice Capital Master Fund Ltd.	59,863			59,863	-	**%
Bari Latterman	1,000	(5)	1,000	-	-	**%
Christopher Carlin	222,873	(6)	31,731	-	191,142	**%
First Wave Bio, Inc.	3,329,138		-	3,329,138	-	**%
Jonathan Gazdak	48,641	(7)	24,266	-	24,375	**%
Joseph Amato	48,042	(8)	9,333	-	38,709	**%
Rocco Guidicipietro	22,708	(9)	9,333	-	13,375	**%

*
Beneficial ownership assumes the exercise of any warrants and conversion of any Series B Preferred Stock held by the selling stockholder.
**
Less than 1%

(1)
Except as noted below, beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. All entries exclude beneficial ownership of shares issuable pursuant to warrants, options or other derivative securities that have not vested or that are not otherwise exercisable as of the date hereof or which will not become vested or exercisable within 60 days of May 21, 2021.

(2)
Based upon our internal books and records and public filings only, as of the date of this prospectus; may not include beneficial ownership of shares of our common stock, if any, held in “street name” through unrelated third-party brokers, as of the date of this prospectus, which are not being offered for resale by this prospectus.

(3)
Includes certain shares of our common stock which are not being offered pursuant to this prospectus.

(4)
All percentage calculations are based on 78,575,131 shares of our common stock outstanding as of May 21, 2021 and are rounded to the nearest tenth of a percent. Warrants, options or other derivative securities that are presently exercisable or exercisable within 60 days are deemed to be beneficially owned by the person holding such securities for the purpose of calculating the percentage ownership of that person, but are not treated as outstanding for the purpose of calculating the percentage ownership of any other person.

(5)
Includes 1,000 warrants issued to Alexander Capital L.P. and their assignees which were designated to the selling stockholder.

(6)
Includes 190,974 warrants issued to Alexander Capital L.P. and their assignees which were designated to the selling stockholder, and 31,899 shares of common stock.

(7)
Includes 24,266 warrants issued to Alexander Capital L.P. and their assignees which were designated to the selling stockholder, and 24,375 shares of common stock.

(8)
Includes 48,042 warrants issued to Alexander Capital L.P. and their assignees which were designated to the selling stockholder.

(9)
Includes 13,333 warrants issued to Alexander Capital L.P. and their assignees which were designated to the selling stockholder, and 9,375 shares of common stock.

Issuances of our common stock to the selling stockholders will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted as a result of any such issuance. Although the number of shares of common stock that our existing stockholders own will not decrease, the shares owned by our existing stockholders will represent a smaller percentage of our total outstanding shares after any such issuance to the selling stockholders identified herein.

USE OF PROCEEDS

The common stock to be offered and sold using this prospectus will be offered and sold by the selling stockholders named in this prospectus. Accordingly, we will not receive any proceeds from any sales of shares of our common stock in this offering. Upon any cash exercise of the Selling Agent Warrants, certain selling stockholders will pay us the applicable exercise price. The Selling Agent Warrants may be exercised and resold hereunder on a cashless basis, at the option of their holders, and we will not receive any proceeds upon such cashless exercise. We anticipate that any proceeds that we receive from the cash exercise of such warrants, if any, will be used for general corporate purposes, which may include funding research, development and product manufacturing, clinical trials, acquisitions or investments in businesses, products or technologies that are complementary to our own, increasing our working capital, reducing indebtedness, and capital expenditures. We will pay all of the fees and expenses incurred by us in connection with this registration. We will not be responsible for fees and expenses incurred by the selling stockholders or any underwriting discounts or agent’s commissions.

PLAN OF DISTRIBUTION

 Each selling stockholder and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock covered hereby from time to time directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the common stock offered by this prospectus could be affected in one or more of the following methods:

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ordinary brokers’ transactions;

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transactions involving cross or block trades;

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through brokers, dealers, or underwriters who may act solely as agents;

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“at the market” into an existing market for the common stock;

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in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;

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in privately negotiated transactions; or

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any combination of the foregoing.

The selling stockholders also may resell all or a portion of the securities in open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, or Section 4(1) under the Securities Act, if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. If the selling stockholders effect such transactions by selling securities to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the securities for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with NASD Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASD IM-2440.

In connection with the sale of the common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the shares of common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute their shares of common stock.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The selling stockholders will be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder. The selling stockholders have advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.

The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares of common stock covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

Our common stock is quoted on The Nasdaq Capital Market under the symbol “AZRX”.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Lowenstein Sandler LLP, New York, New York.

EXPERTS

The audited annual consolidated financial statements of AzurRx BioPharma, Inc. incorporated by reference in this prospectus and elsewhere in the registration statement have been incorporated by reference in reliance upon the report of Mazars USA LLP, independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing. The 2020 and 2019 audited annual consolidated financial statements of AzurRx BioPharma, Inc., as of and for the years ended December 31, 2020 and 2019, have been audited by Mazars USA LLP, independent registered public accounting firm. The audit report dated March 31, 2021 for the 2020 audited annual consolidated financial statements includes an explanatory paragraph which states that certain circumstances raise substantial doubt about our ability to continue as a going concern.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC’S website is www.sec.gov.

We make available free of charge on or through our website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the SEC.

We have filed with the SEC a registration statement under the Securities Act, relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement for free at www.sec.gov. The registration statement and the documents referred to below under “Incorporation of Certain Information By Reference” are also available on our website, www.azurrx.com/investors/regulatory-filings.

We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents filed with the SEC are incorporated by reference into this prospectus:

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our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 31, 2021;

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our Quarterly Report on Form 10-Q for the period ended March 31, 2021, filed with the SEC on May 24, 2021;

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our Current Reports on Form 8-K, filed with the SEC on January 4, 2021 (as amended on January 13, 2021), January 5, 2021, January 8, 2021, February 16, 2021, February 25, 2021 and March 10, 2021 (other than any portion thereof deemed furnished and not filed);

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the description of our common stock which is registered under Section 12 of the Exchange Act, in our registration statement on Form 8-A, filed with the SEC on August 8, 2016, including any amendment or reports filed for the purposes of updating this description, including Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 31, 2021.

We also incorporate by reference all documents we file pursuant to Section 13(a), 13(c), 14 or 15 of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K) after the date of the initial registration statement of which this prospectus is a part and prior to effectiveness of such registration statement. All documents we file in the future pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering are also incorporated by reference and are an important part of this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

3,464,664 Shares
Common Stock

AzurRx BioPharma, Inc.

PROSPECTUS

We have not authorized any dealer, salesperson or other person to give any information or to make any representations not contained in this prospectus. You must not rely on any unauthorized information. This prospectus is not an offer to sell these securities in any jurisdiction where an offer or sale is not permitted.